Exhibit 10.3

PROMISSORY NOTE

(SECURED BY STOCK PLEDGE)

$3,384,950.00	July 1, 2022 Fresno, California

FOR VALUE RECEIVED, the undersigned (“Maker”), promises to pay to LILLIAN FLORES (“Holder”), or order, at 5111 W. Fir Ave., Fresno, California 93722 (or such other address as Holder may from time to time designate), in lawful currency of the United States, the principal amount of Three Million Three Hundred Eighty-Four Thousand Nine Hundred and Fifty Thousand Dollars ($3,384,950.00) to be paid in five (5) equal annual installments, together with interest on the unpaid balance compounded semi-annually at a per annum rate of 3.11%. The initial payment will be paid within fourteen (14) days of the execution of the Agreement and all others necessary to finalize the terms of this redemption and settlement transaction. The second, third, fourth and fifth installment, which includes the balance due, shall be paid on December 31st of each year commencing December 31, 2023, and continuing each and every year until December 31, 2026, at which time the remaining balance shall be due.

Payments shall be made by regular check and sent to Holder’s address at 5111 W. Fir Ave., Fresno, California 93722, or by wire transfer into Holder’s bank account. Each payment shall be applied first to the payment of accrued interest and second to reduce the principal balance due hereunder. This Promissory Note shall mature and become due and payable in full on the last day of the 2026 fiscal year (“Maturity Date”).

This Promissory Note is secured by a “Stock Pledge Agreement” with Maker, as Pledgor, and Holder, as Pledgee, which is dated on or about the same date as this Promissory Note pursuant to which Maker pledges all of Maker’s shares of stock in AMERIGUARD SECURITY SERVICES, INC., a California corporation, to secure this Promissory Note. Upon the occurrence of an event of default hereunder, Holder may sue Maker for the entire principal and interest due under this Promissory Note and all other liabilities and expenses incurred in connection therewith. Holder, in Holder’s sole discretion, may declare this Promissory Note immediately due and payable upon any unauthorized sale or transfer of any of Maker’s Shares defined in the Pledge Agreement.

Neither the failure to exercise nor any delay on the part of Holder in exercising any right, power or privilege shall constitute a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other rights, powers or privileges.

Presentment for payment, notice of dishonor, protest, notice of protest, and rights to setoffs and counter-claims are hereby waived by Maker. Notwithstanding anything to the contrary contained herein or in any document which may be collateral security for this Promissory Note, this Promissory Note is negotiable and may be assigned in whole or in part by Maker with Holder’s written consent; provided, however, that the giving or withholding of consent shall be in Holder’s sole and absolute discretion.

In addition to any other remedy available to Holder, the entire unpaid balance of the principal sum of this Promissory Note and all interest due thereon, including all arrearages thereon, shall at the option of Holder, immediately become due and payable, without further notice or demand, upon the occurrence, with respect to Maker, of any of the following events of default:

(i) any payment of principal or accrued interest that is not paid within ten (10) calendar days of the date when due;

(ii) the occurrence of a material breach or misrepresentation under this Promissory Note or the Pledge Agreement securing this Promissory Note;

(iii) the commencement of a proceeding in bankruptcy, receivership, or insolvency by or against Maker;

(iv) any attempt by Maker to make an assignment of their shares for the benefit of creditors;

(v) a material change in control in the ownership or management structure of Maker; and,

(vi) the occurrence of any event of default under any of the other agreements executed concurrently with this Promissory Note including Settlement Agreement and Stock Redemption Agreement.

In the event of default, Maker agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees, incurred by Holder in any proceedings for collection of this Promissory Note and in the enforcement of any right or remedy hereunder whether or not litigation is instituted. Maker hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note. Maker consent to all renewals, indulgences, extensions and modifications by Holder or any holder hereof without notice.

Despite anything to the contrary in this Promissory Note, the total liability for interest payments shall not exceed the applicable limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Maker by application of the amount of excess interest paid against any sums outstanding in such order as Holder may determine in Holder’s discretion. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Maker by Holder. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment, including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, late charge, premium, or penalty rather than interest.

2

Maker shall have the right to prepay any or all of the promissory note outstanding at any time without penalty.

This Promissory Note and the terms, covenants, conditions and agreements contained herein may not be changed, modified or terminated, except by written instrument signed by the party to be charged. This instrument shall be construed in accordance with the laws of the State of California. Venue shall be proper only in Fresno County, California. Maker agrees that the unenforceability or invalidity of any provision or provisions of this Promissory Note shall not render any other provision or provisions herein contained unenforceable or invalid.

IN WITNESS WHEREOF, this Promissory Note is executed on July 1, 2022, and is effective as of the date first above written.

MAKER:

AMERIGUARD SECURITY SERVICES, INC.,
a California corporation

By:	/s/ LAWRENCE GARCIA
LAWRENCE GARCIA
President

3

SETTLEMENT AGREEMENT

This settlement agreement (the “Agreement”) is entered into by and between Lillian Flores (“Flores”) and Ameriguard Security Services, Inc. (“Ameriguard”, and collectively with Flores, the “Parties”) on the following terms, conditions, and recitals.

RECITALS

This Agreement is entered into with the following facts taken into consideration:

A. Flores is a 45 percent (45%) shareholder of Ameriguard. Lawrence Garcia (“Garcia”), who is not a party but a signatory to this Agreement, holds the other 55 percent (55%) of the shares of Ameriguard.

B. Lillian Flores desires to have her shares of Ameriguard repurchased pursuant to the Buy-Sell Agreement dated May 14, 2010, and has further alleged that she is entitled to additional distributions from Ameriguard for profits not previously distributed (the “Dispute”)

C. Pursuant to the request for a buy-back, Ameriguard commissioned a valuation which sets forth the valuation of the Ameriguard shares held by Flores at Two Million Eight Hundred Eighty-Four Thousand Nine Hundred and Fifty Dollars ($2,884,950.00). Flores has indicated her willingness to accept this valuation for settlement purposes. Ameriguard has further agreed to distribute Five Hundred Thousand Dollars ($500,000.00) as additional consideration and will further allow Flores to retain certain benefits provided by Ameriguard for as long as Ameriguard provides them to Garcia, as set forth herein.

D. The Parties are now desirous of reducing the terms of any buy-out and settlement of the dispute can do so by way of this Agreement.

AGREEMENT

With the above facts taken into consideration and in consideration of the mutual terms, provisions, covenants, conditions, understandings, and agreements set forth herein, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. Paragraphs A through D, inclusive, of the Recitals hereof are fully incorporated herein and are true and correct. These Recitals are intended and shall be deemed and construed to be a material and integral portion of this Agreement.

2. Consideration – Ameriguard: In consideration for the releases and the agreements contained herein, Ameriguard shall:

a. Payment of Buy-Out Amounts. Pay to Flores the sum of Three Million Three Hundred Eight Hundred Forty-Nine Dollars ($3,384,950.00) payable in five (5) equal annual installments together with interest of the unpaid balance compounded semi-annually at the rate of 3.11% per annum, as set forth in the amortization attached hereto as Exhibit 1.

SETTLEMENT AGREEMENT	1

i. The initial payment will be paid within fourteen (14) days of the execution of this Agreement, and all other agreements necessary to effectuate the terms of the Stock Redemption Agreement dated July 1, 2022 (“Stock Redemption Agreement”) by each of the parties hereto.

ii. The second, third, fourth and fifth installment, which includes the balance due, shall be paid on December 31st of each year commencing December 31, 2023, and continuing each and every year until December 31, 2026, at which time the remaining balance shall be due, as set forth in Paragraph 5.4 of the Buy-Sell Agreement dated May 14, 2010.

iii. Ameriguard may, at its sole option, pre-pay any or all amounts due prior to their due date without any pre-payment penalty.

iv. The terms for repayment of the amounts set forth herein, shall be more memorialized by a Promissory Note (“Promissory Note”) secured by Flores’ shares in Ameriguard, as set forth in a Stock Pledge Agreement to be signed concurrently with the Promissory Note and this Agreement (“Stock Pledge Agreement”).

v. Flores acknowledges and agrees that Ameriguard may allocate the payment of funds to be paid under the promissory note and this Agreement as it sees fit. Further, Flores agrees that as each payment is made by Ameriguard, as provided for herein, a proportionate number of shares may, at the option of Ameriguard, be redeemed and released from the hold created by the Stock Pledge Agreement. For example, when the initial payment is made, as set forth in paragraph 2(a)(i), Ameriguard may, in its sole discretion, may redeem 20% of the shares held pursuant to the Stock Pledge Agreement and, provided each payment constitutes 20% of the total amount due, can redeem an equal amount of Ameriguard shares held under the Stock Pledge Agreement.

vi. Flores and Ameriguard acknowledge that Ameriguard may merge with a public entity (“Newco”) in the future. In the event such a merger occurs, it is anticipated that the shares to be held pursuant to the Stock Pledge Agreement, shall be converted to new shares to be issued by Newco in the same proportion as shares will be issued to Garcia, the other shareholder in Ameriguard, and in the name of Garcia. Specifically, it is anticipated that a total of 84,600,000 shares will be issued to Garcia, 33,600,000 of which will be in consideration for the exchange of shares of Flores. Though Garcia is not a party to this Settlement Agreement for other purposes, Garcia agrees as follows:

(A) In the event Newco issues shares to him as part of any merger, he will segregate that proportion of shares that are issued in exchange for the shares Flores provides to Newco for such conversion to be held by Coleman & Horowitt, LLP for the benefit of Flores pursuant to the terms of the Stock Pledge Agreement;

(B) Garcia will execute a Stock Pledge Agreement and Assignment of Shares in a form similar to that which Flores has executed in connection with this Agreement to assure that the shares issued by Newco for the benefit of Flores are property assigned to Coleman & Horowitt, LLP per the terms of the Stock Pledge Agreement;

SETTLEMENT AGREEMENT	2

(C) Will otherwise cooperate in all aspects to assure a transfer of shares to be held for the benefit of Flores until such time as Flores has been paid in full for all amounts due to her under the terms of this Agreement.

b. Removal of Flores as Guarantor.

i. The parties each acknowledge and agree that removal and release of Flores as a Guarantor of the SBA loan originated by Fresno First Bank under which Ameriguard is the Borrower, is a condition precedent to the obligations of Flores under this Agreement. To that end, Ameriguard shall take all reasonable steps necessary to remove Flores as a Guarantor of and SBA Loan originated by Fresno First Bank (“FFB”) to which Flores agreed to serve as a Guarantor.

ii. The parties acknowledge that Ameriguard represents it has provided FFB with all documents they have requested in order to remove Flores as a Guarantor and acknowledge and understand that in order for FFB and the SBA to consider removing Flores as a Guarantor, she first must resign as an officer and must no longer be a shareholder of Ameriguard. Thus, Flores acknowledges that the final determination of removal of Flores as a Guarantor of the loan cannot be finalized until this Agreement and other Agreement contemplated by this Agreement have been executed by all parties.

iii. The parties further agree that in the event FFB has not executed a release of the subject Flores Guaranty within six (6) months from the Effective Date of this Agreement, then upon written notice from Flores, AmeriGuard shall either or pay off the SBA Loan in its entirety no later than 60 days from the date of such written notice from Flores.

c. Indemnity. To the highest extent permitted by law, indemnify and defend Flores from any claims that arise by virtue of her status as an employee, officer and/or shareholder of Ameriguard. Ameriguard shall have the right to select counsel to defend Flores, subject to the consent to Flores, which shall not be unreasonably withheld.

d. Other Benefits. As consideration for the assistance Flores is to provide to Ameriguard, pursuant to paragraph 3(d), below, and the agreements and releases contained herein, Ameriguard, its successor and/or assign, shall pay to Flores the sum of $250 per month as reimbursement to Flores for her cell phone and for her fuel purchases until Ameriguard, its successor and/or assign ceases to provide such a benefit to Garcia.

e. Waiver and Release. Waive and release and claims Ameriguard may have against Flores, whether known or unknown, that arise by virtue of The Dispute.

SETTLEMENT AGREEMENT	3

3. Consideration – Flores: In consideration for the agreements and release contained herein, Flores shall:

a. Resignation as Officer and Director. Immediately resign as an officer and director of Ameriguard.

b. Turnover of Shares. Concurrently with the execution of this Agreement, turn over all shares she currently holds in Ameriguard to Coleman & Horowitt, LLP, as security for payment of all amounts due under this Agreement, pursuant to the Stock Pledge Agreement referenced in paragraph 2(a)(iii).

c. Covenant Not to Compete. In order to assure that Ameriguard obtains the full benefits of its purchase of shares from Flores, and to protect the goodwill and assets of Ameriguard that will flow from Ameriguard’s purchase of the sale of shares of Ameriguard being sold by Flores pursuant to this Agreement, Flores agrees that neither she nor anyone else acting on her behalf, shall not commence, be employed by or engage in any business substantially similar to the business operations currently being conducted by Ameriguard for a period of three (3) years and 45 miles from any location in which Ameriguard currently conducts business within the State of California.

d. Assistance. For a period of one (1) year, from the execution of this Agreement by all parties, cooperate with Ameriguard in responding to questions that may be posed regarding Flores’ prior job duties at Ameriguard that may arise from time-to-time. Flores shall provide no more than 5 hours assistance per month.

e. Waiver and Release. Waive and release and claims Flores may have against Ameriguard, whether known or unknown, that arise by virtue of The Dispute.

4. Release of Claims.

a. Excepting only the covenants and promises made by the parties to each other in this Agreement, in consideration of the Agreements set forth herein, each of the Parties, for themselves and on behalf of each of their predecessors, successors, employees and assigns, hereby releases and forever discharges the other party to this settlement agreement of any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, whether known or unknown, which it, or any predecessor of it, now owns or holds by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done prior to the date of this settlement agreement with respect to the subject matter of The Dispute. This release runs only in favor of each of the signatories to this Agreement and to each of their parents, subsidiaries, officers and directors, affiliates, co-venturers, partners, employees, principals, agents, attorneys, predecessors, heirs, devisees, assigns, and successors-in-interest, as the case may be.

b. In consideration of the Agreements set forth herein, the Parties hereto covenant and agree that they will not hereafter commence, maintain or prosecute any action at law, or otherwise, or assert any claim against the parties to this settlement agreement for any damages or losses of any kind or amounts arising out of the subject matter of The Dispute, except as may be provided for by this settlement agreement.

SETTLEMENT AGREEMENT	4

c. Each of the Parties hereto further warrants, represents and agrees that such party has not previously assigned or transferred, or attempted to assign or transfer, to any person or entity, any action or actions, cause or causes of action, at law or in equity, suits, debts, liens, contracts, agreements, notes, promises, liabilities, rights, claims, demands, costs, expenses (including, without limitation, attorneys= fees), damages or losses hereinabove released.

d. Except as provided in this Agreement and subject to any other limitations set forth in this Agreement, the Parties hereby waive such rights as may otherwise exist pursuant to California Civil Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR”

which may arise by virtue of The Dispute.

The Parties furthermore represent and agree:

i. That they have executed this Agreement with full knowledge of any rights they may have with respect to the parties to this Agreement.

ii. That they have received independent legal advice from their attorneys with respect to the matters hereinabove set forth, and the rights and asserted rights arising out of said matters and The Dispute.

iii. That other than the statements of fact and representations contained within this Agreement, the Parties have not relied upon any statement of material fact, or omission to state a material fact, by any of the signatories to this Agreement, or by anyone acting on behalf of the signatories to this Agreement, with respect to the matters covered by this Agreement and the underlying dispute between the Parties.

iv. That they understand and acknowledge the significance and consequence of a waiver of California Civil Code § 1542 and hereby assume full responsibility for any injuries, damages, losses, liabilities, or costs they may hereafter incur from The Dispute.

e. It is expressly understood and agreed by the Parties that none of the releases set forth herein are intended to or do release any claims arising out of a breach of this Agreement by any of the released parties to this Agreement.

5. Authority. The Parties hereto hereby represent and warrant that the execution of this Agreement and the consummation of the transactions contemplated by this Agreement do not violate or contravene any indenture, agreement, judgment or order to which they are a party or by which they are bound.

SETTLEMENT AGREEMENT	5

6. No Admission of Liability. This Agreement shall not be treated as an admission of liability or wrongdoing by any party, its subsidiaries or affiliates, or any directors, officers, agents, employees, or attorneys thereof, or any of them.

7. Capacity of Parties. By execution hereof, the Parties hereto acknowledge that this Agreement has been carefully read, its contents are known, its contents are fully understood, and it is freely signed. Each Party further acknowledges that such party has received independent legal advice and explanation of the terms and effects of this Agreement from independent counsel selected by that party, all prior to the execution of this Agreement.

8. Parties Independent; Non-Control by Either Party. The Parties acknowledge and agree that there exists no relationship of trust and confidence between Flores, on the one hand, and Ameriguard, on the other hand. This Agreement and the documents and instruments to be executed and delivered hereunder shall, upon completion of the terms, conditions, and covenants set forth herein, constitute a fully executed settlement and general and special release of all rights, claims, or liabilities among the parties, except as expressly limited by this Agreement. Each party to this Agreement warrants and acknowledges that the other party has not exercised control over, nor had any interest in the management and operation of, any of its business, either directly or indirectly. No provision herein is intended to provide either party with any degree of control over, or interest in, any other party’s business, either directly or indirectly.

9. Tax Consequences. All parties are aware that certain State and Federal income tax consequences may be incurred as a result of the consummation of this Agreement. All parties are independently relying on their own legal counsel and accountants in connection with such consequences. Flores will not look to Ameriguard for reimbursement or indemnification of any such taxes. Similarly, Ameriguard will not look to Flores for reimbursement or indemnification of any such taxes.

10. Binding on Successors. This Agreement is binding upon and shall inure to the benefit of and be binding upon all Parties hereto, and each Party’s respective heirs, successors, assigns, transferees, parents, affiliates, divisions, subsidiaries, other controlled entities, agents, servants, employees, directors, representatives, partners, and attorneys.

11. No Third Party Benefits. This Agreement is made and entered into for the sole protection and benefit of the Parties hereto, and no other person or entity shall be entitled to a direct or indirect cause of action or claim in connection with this Agreement.

12. Sole and Entire Agreement. This Agreement constitutes the entire agreement made by the Parties hereto pertaining to the subject matter hereof and further supersedes any and all prior or contemporaneous understandings, representations, warranties, and agreements made by the parties hereto or their representatives pertaining to the subject matter hereof, and may be modified only by a written agreement signed by the parties hereto. The terms of this Agreement may not be contradicted by evidence of any prior or contemporaneous agreement, and the Parties hereto further intend and agree that NO extrinsic evidence whatsoever may be introduced to interpret or contradict the meaning of the terms of this Agreement in any judicial or quasi-judicial proceeding, if any.

SETTLEMENT AGREEMENT	6

13. Modification of Agreement; No Oral Consents. No modification of this Agreement shall be effective unless it is in writing, signed by all parties. In every instance where this Agreement requires the consent of Ameriguard to an act or omission of Flores or to the existence of some fact, circumstance or event, Ameriguard shall only be deemed to have given its consent by a written notice to Flores as provided in this Agreement, and no oral consent of any kind, nature or character shall be effective for any purpose whatsoever.

14. Construction. In construing this Agreement, the following provisions shall govern:

a. This Agreement shall be construed in accordance with the laws of the State of California.

b. In the event that any portion of this Agreement is held to be invalid in any legal or equitable proceeding, this Agreement shall be interpreted as though any such invalid portions or covenants were not contained in this Agreement.

c. Pronouns used in this Agreement shall be construed in accordance with the appropriate gender or neuter, and as either single or plural, as the context requires.

d. All headings are for the purpose of convenience only, are not a part of this Agreement, and are not to be used in construing this Agreement.

e. This Agreement shall not be construed either favorably or adversely against any Party to this Agreement merely because of that Party’s (or their counsel’s) involvement in its preparation.

15. Notice. Any notice, request, demand, instrument or any other communication to be given to any party to this Agreement shall be in writing addressed as follows:

Ameriguard:

Ameriguard Security Service, Inc.

c/o Darryl J. Horowitt, Esq.

Coleman & Horowitt, LLP

499 West Shaw Ave., Ste. 116

Fresno, CA 93704

dhorowitt@ch-law.com

Flores:

Lillian Flores

c/o John W. Phillips, Esq.

Fennemore Dowling Aaron

8080 N. Palm Ave., Third Floor

Fresno, CA 93711

jphillips@fennemorelaw.com

SETTLEMENT AGREEMENT	7

It may be personally delivered, in which case delivery shall be deemed immediate, or may be sent registered or certified mail, postage prepaid, in the United States mail, in which case it shall be deemed delivered on the third business day after mailing. Any party may change his, her or its address at any time by a notice in conformance with this paragraph.

16. Confidentiality. For a period of 5 years from the date of execution of this Agreement by each of the parties hereto, the settling parties shall keep confidential the terms of this Agreement, including, without limitation the monetary consideration paid and/or to be paid hereunder and all of the terms of the Agreement (the “Confidential Information”) and shall not release or disseminate any of the Confidential Information to any third party, other than their respective attorneys or accountants, and then only to the extent that such accountants or attorneys expressly agree to be bound by the terms of the confidentiality provisions of this Agreement, or where disclosure is required by regularly issued judicial process. This obligation of confidentiality shall survive the exchange of the releases hereunder.

17. Non-Disparagement. For a period of 5 years from the date of execution of this Agreement by each of the parties hereto, the Parties agree they will not disparage each other, or otherwise take any action which could reasonably be expected to adversely affect their respective personal or professional reputations, or the personal or professional reputation of any of either Party’s directors, officers, agents, attorneys, insurers or employees. Nothing in the Agreement shall, however, be deemed to interfere with any Party’s obligation to report transactions with appropriate governmental, taxing, and/or registering agencies, or to comply with any order issued by a court of competent jurisdiction.

18. Cooperation. The Parties hereto acknowledge and agree to execute any other documents and take any other action as may be reasonably necessary to further the purposes of this Agreement.

19. Attorneys’ Fees

a. It is specifically agreed that each party hereto shall be responsible for the payment of its own attorney’s fees.

b. Notwithstanding the provisions set forth in section 19(a), above, if any action at law or in equity is brought to enforce or interpret the terms of this settlement agreement, the prevailing party shall be entitled to recover all costs incurred in such action or proceeding, including reasonable attorney’s fees, in addition to any other relief to which they may otherwise be entitled.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

21. Facsimile/Electronic Signatures. A facsimile and/or electronic signature shall be considered as valid as an original for purposes of this Agreement.

Signatures continue on next page

SETTLEMENT AGREEMENT	8

Dated:	/s/ Lillian Flores
LILLIAN FLORES, an individual

AMERIGUARD SECURITY SERVICES, INC.

Dated:	7/6/2022	By:	/s/ Lawrence Garcia
LAWRENCE GARCIA
President

Dated:	7/6/2022	/s/ Lawrence Garcia
LAWRENCE GARCIA, an individual

SPOUSAL CONSENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, who is the spouse of a shareholder, Lillian Flores of Ameriguard Security Services, Inc. a California corporation (the “Company”), hereby agrees to be bound by the terms and conditions of the Settlement Agreement set forth above.

Dated:	7/6/2022	/s/ Eric Flores
ERIC FLORES, Spouse of Lillian Flores

APPROVED AS TO FORM:

COLEMAN & HOROWITT, LLP		FENNEMORE DOWLING AARON

By:	/s/ Darryl J. Horowitt	By:	/s/ John W. Phillips
	DARRYL J. HOROWITT		JOHN W. PHILLIPS
	Attorneys for AMERIGUARD SECURITY SERVICES, INC.		Attorneys for LILLIAN FLORES

SETTLEMENT AGREEMENT	9

Stock Assignment Separate from Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers Four Hundred Fifty (450) shares of the common stock of AMERIGUARD SECURITY SERVICES, INC. a California corporation (the “Corporation”) standing in the name of LILLIAN FLORES, to the Corporation.

I do hereby irrevocably constitute and appoint COLEMAN & HOROWITT, LLP, as attorney to transfer said stock on the books of the Corporation with full power of substitution.

/s/ Lillian Flores	Dated:
LILLIAN FLORES

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (“Agreement”) is effective as of July 1, 2022 (the “Effective Date”) by and among AMERIGUARD SECURITY SERVICES, INC., a California corporation (“Pledgor”), LILLIAN FLORES, individually (“Pledgee”), and COLEMAN & HOROWITT, LLP, a California limited liability partnership (“Pledge Holder”).

RECITALS

A. Pledgor is the owner of Four Hundred Fifty (450) shares acquired pursuant to the terms and conditions of that certain Stock Redemption Agreement dated July 1, 2022, entered into by Pledgee, as Seller, and Pledgor, as Buyer. It is those Four Hundred Fifty (450) shares that are the subject of this Agreement (the “Shares”).

B. As set forth in the Stock Redemption Agreement, Pledgor agreed to secure Pledgor’s repayment of that certain Promissory Note dated July 1, 2022, and made by Pledgor in favor of Pledgee in the original principal sum $3,384,950.00 (the “Promissory Note”), with a pledge of the Shares.

C. Pledgor further agreed to secure Pledgor’s performance of that certain Settlement Agreement dated July 1, 2022, executed by Pledgor and Pledgee (the “Settlement Agreement”).

AGREEMENT

Pledge; Proxy. Pledgor hereby grants to Pledgee a security interest in the Shares, and further assigns and pledges the Shares to Pledgee as collateral for the payment of the Promissory Note, and performance by Pledgor of the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement and this Agreement. The Shares shall also serve as collateral for the repayment of any and all sums required to be advanced by Pledgee to preserve the Shares or to protect Pledgee’s security interest in the Shares, and, in the event an action or proceeding to enforce the collection or performance of Pledgor’ obligations under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement, the reasonable expenses of enforcement, including, without limitation, retaking, holding, preparing for sale, selling or otherwise disposing of the Shares, together with reasonable attorney’s fees and costs. Pledgor covenants to deliver the certificate or certificates evidencing the Shares to Pledge Holder to be held hereunder. Pledgor shall also endorse a Stock Assignment Separate from Certificate in substantially the form attached to the Stock Redemption Agreement as Exhibit C, assigning the Shares to Pledge Holder. This Agreement is a Control Agreement as defined in the California Commercial Code.

1. Term of Pledge. Pledge Holder shall hold the Shares as security until the Promissory Note is paid in full and Pledgor has fully performed all of Pledgor’s obligations under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement.

2. Voting Rights. During the term of this pledge, Pledgor, in accordance with Pledgor’s share ownership, shall have the right to vote Pledgor’s Shares.

3. Adjustments of Capital Structure. In the event that, during the term of this pledge, any reclassification, readjustment or other change is declared or made in the capital structure of the Corporation, or any successor corporation, all new, substituted and/or additional shares, or other securities issued by reason of any such change, shall be held by Pledge Holder under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

4. Legend on Stock. The certificates of stock for the Shares pledged hereunder shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to the terms and conditions of that certain Stock Pledge Agreement entered into by and among AMERIGUARD SECURITY SERVICES, INC., a California corporation (“Pledgor”), LILLIAN FLORES, individually (“Pledgee”), and COLEMAN & HOROWITT, LLP, a California limited liability partnership (“Pledge Holder”), dated July 1, 2022. A copy of the Stock Pledge Agreement is on file at the principal office of the Corporation. Any prospective transferee of these shares should refer to the Stock Pledge Agreement.”

5. Payment of Promissory Note and Satisfaction of Obligations. At such time as all of Pledgor’s obligations under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement have been satisfied, the Shares (or so much thereof as remains after the full performance of the obligations) shall be released, the interests created herein shall cease and terminate, and Pledge Holder and Pledgee shall reassign and redeliver the Shares to Pledgor, in accordance with Pledgor’s share ownership, cancel the Promissory Note, and deliver the applicable Shares along with all other necessary or appropriate documents to Pledgor. The delivery to Pledgor of the Shares (or so much thereof as remains after the full performance of the obligations) shall be a complete and full acquittance for the collateral delivered, and Pledge Holder and Pledgee shall thereafter be discharged from any and all liability or responsibility therefor.

6. Default. A default under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement by Pledgor shall be deemed to be a default under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement, entitling Pledgee to accelerate the entire unpaid balance of the Promissory Note. If Pledgor materially defaults in the performance of any of the terms of the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement, Pledgee shall notify the Corporation, Pledgor, and Pledge Holder in writing of the default. If the default is not cured within ten (10) calendar days of the notice, Pledge Holder shall thereafter terminate and defeat the ownership of the Shares by the Pledgor and vote the Shares on all corporate questions pursuant to the directions of Pledgee.

7. Remedies. When an event of default occurs, without limiting Pledgee’s available remedies, Pledgee may exercise any and all rights and remedies available to a secured creditor after default, including, but not limited to, any and all rights and remedies available under the California Commercial Code. Notwithstanding anything else to the contrary in this Agreement, the Pledge Holder may, with the prior consent of Pledgee, deliver the Shares certificates to Pledgor (instead of holding the Shares certificate) as the Pledge Holder, in which event, the Pledgor shall hold the Shares certificate, in trust, as collateral for performance of the Promissory Note.

8. Notice. All notices, requests, demands, instructions, or other communications to be given to any party hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service, if personally served on the party to whom notice is to be given; (ii) within seventy-two (72) hours after mailing, if mailed to the party to whom notice is to be given, by first- class mail, registered or certified, postage prepaid; or (iii) within forty-eight (48) hours after being deposited with a recognized private courier service (e.g., Federal Express), if delivered by a private courier service to the party to whom notice is to be given, all charges prepaid. A notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is required or permitted to be given.

9. Authorizations to Pledgee. Pledgor authorizes Pledgee, without notice or demand, and without affecting Pledgor’s obligations hereunder, from time to time to compromise, renew or extend the time for payment of the Promissory Note or any part thereof, or any other amounts secured by the Shares or this Agreement.

10. Pledge Holder. COLEMAN & HOROWITT, LLP, a California limited liability partnership (“Pledge Holder”) is hereby appointed Pledge Holder. Except for Pledge Holder’s willful misconduct or gross negligence in carrying out Pledge Holder’s duties hereunder, each of the undersigned hereby waives all claims of any kind against Pledge Holder. Each of the undersigned jointly and severally agrees to indemnify Pledge Holder, defend Pledge Holder, and hold Pledge Holder harmless from and against any and all obligations, liabilities, damages, losses, costs and expenses, including but not limited to, reasonable attorneys’ fees and costs, arising in any way from any claims, demands or actions of any kind, made or taken against Pledge Holder in connection with this Agreement. Should conflicting demands and/or notices be made and/or served on Pledge Holder, with respect to the pledge hereunder, the parties hereto expressly agree that Pledge Holder shall have the option, in Pledge Holder’s sole and absolute discretion, to (i) resign as Pledge Holder and appoint an alternate Pledge Holder for purposes of this Agreement, (ii) withhold and stop Pledge Holder’s involvement in any and all proceedings regarding the performance of this Agreement and await settlement of the controversy between Pledgee and Pledgor by final appropriate legal proceedings, and/or (iii) take any other action in Pledge Holder’s sole and absolute discretion. If Pledge Holder resigns and appoints an alternate Pledge Holder, Pledge Holder shall thereupon be fully released and discharged from all obligations to further perform any and all duties and obligations imposed upon Pledge Holder under this Agreement. Pledge Holder’s duties hereunder are limited to the safekeeping of the Shares and for the transfer or other disposition thereof in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this Pledge Agreement, the Pledge Holder shall retain the right to substitute itself for another Pledge Holder who holds such professional license or licenses as may be necessary to comply with all state and federal rules governing a professional medical corporation.

11. Pledge Holder Fees and Costs. If Pledge Holder is required to take action, Pledge Holder shall be compensated for all time devoted, if any, to the handling of the escrow established hereunder and all related transfers at Pledge Holder’s standard hourly rate(s) which shall be no less than Four Hundred and 00/100 Dollars ($400.00) per hour. Except as may otherwise be provided in this Agreement, Pledgor shall bear the expense of all such fees and costs incurred in connection with this Agreement and the escrow established hereunder. Pledge Holder shall bill Pledgor for such services rendered, if any, on a monthly basis or at the time services are rendered. Pledge Holder, in Pledge Holder’s sole discretion, may resign and appoint an alternate Pledge Holder at any time, including, without limitation, upon the occurrence of an event described in Section 10 above. Any such resignation and appointment shall be effective upon written notice to Pledgee and Pledgor.

12. Representations and Warranties. Pledgor represents and warrants that the Shares are free and clear of any and all liens and encumbrances, including, but not limited to, any pledge, claim, security interest, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise (collectively “Liens”).

13. Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. For purposes of this Agreement, a facsimile or electronically scanned signature shall be deemed as valid and enforceable as an original.

14. Entire Agreement. This Agreement, along with the documents referred to herein, sets forth the entire agreement between the parties with respect to the subject matter hereof. All agreements, covenants, representations and warranties, expressed or implied, oral and written, of the parties with respect to the subject matter hereof are contained herein and in the documents referred to herein or implementing the provisions hereof. No other agreements, covenants, representations or warranties, expressed or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby. This is an integrated agreement.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

16. Inurement. This Agreement shall inure to the benefit of and be binding upon each party hereto, their heirs, successors, representatives, assigns, agents, employees and personal representatives.

17. Severability. To the extent that any provision here in this Agreement is deemed invalid or unenforceable, the balance of this Agreement shall be enforced to the extent practical and consistent with the spirit and intentions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement to be effective as of the date first written above.

PLEDGOR:

AMERIGUARD SECURITY SERVICES, INC.

By:	/s/ LAWRENCE GARCIA	Date:	7/6/2022
LAWRENCE GARCIA
President

PLEDGEE:

Date:
LILLIAN FLORES

PLEDGE HOLDER:

COLEMAN & HOROWITT, LLP

By:	/s/ DARRYL HOROWITT	Date:	7/6/2022
DARRYL HOROWITT
Partner

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (“Agreement”) is effective as of the 1st day of July 2022, by and between AMERIGUARD SECURITY SERVICES, INC., a California corporation (“Corporation”) and LILLIAN FLORES (“Seller”) with reference to the following facts:

RECITALS

A. Seller is the owner of Four Hundred Fifty (450) shares of the common stock of the Corporation, which amounts to 45% of the issued and outstanding shares of the common stock of the Corporation.

B. On May 14, 2010, Seller entered into a Shareholders’ Buy-Sell Agreement (“Buy- Sell Agreement”) in order to restrict the free transferability of the corporate shares to assure continuity in the control and management of the Corporation.

C. On July 30, 2021, Seller gave notice to Corporation that she wished to exercise her right to sell her shares under the terms and conditions of the Buy-Sell Agreement.

D. Seller desires to sell all 450 shares of her stock to Corporation (the “Shares”) at an agreed-upon price and on the terms and conditions set forth in this Agreement.

E. The parties agree that the redemption price of Seller’s shares shall be Two Million Eight Hundred Eighty-Four Thousand and Nine Hundred Fifty Dollars ($2,884,950.00).

F. The parties agree further that in accordance with the terms of that certain Settlement Agreement executed on the same date as this Stock Redemption Agreement, attached hereto has Exhibit D and incorporated herein by this reference, Corporation will pay to Seller $500,000 additional consideration.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, Seller and Buyer agree as follows:

1. Purchase and Sale: For the Redemption Price (as defined below), and on the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, assigns, and transfers to Corporation, and Corporation hereby purchases from Seller, the Shares.

2. Effective Date: Notwithstanding the date on which the closing occurs, the sale and purchase of the Shares shall be deemed for financial purposes to be effective as of July 1, 2022 (the “Effective Date”).

3. Redemption Price; Payment: As full consideration for the Shares, the Corporation agrees to pay Seller a redemption price of $2,884,950.00 (“Redemption Price”), together with additional compensation in the amount of $500,000.00, for a total amount of $3,384,950.00, in accordance with and pursuant to the terms of the Promissory Note in the form attached hereto as Exhibit A, and by this reference incorporated herein.

4. Closing: The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on the date hereof, simultaneously with the parties’ execution of this Agreement.

4.1. Buyer’s Closing Deliverables: At the Closing, Corporation shall do all of the following:

(a) Execute and deliver to Seller a Promissory Note dated July 1, 2022, in the principal amount of $3,384,950.00, in substantially the form attached hereto as Exhibit A.

(b) Execute and deliver to Seller a Stock Pledge Agreement dated July 1, 2022, in substantially the form attached hereto as Exhibit B.

(c) All other agreements, certificates, instruments, and documents reasonably requested by Seller in order to fully consummate the transactions contemplated hereby and carry out the purpose and intent of this Agreement.

4.2. Seller’s Closing Deliverables: At the Closing, Seller shall do all of the following:

(a) Execute a “Stock Assignment Separate From Certificate” dated July 1, 2022, in substantially the form attached hereto as Exhibit C, that irrevocably appoints Coleman & Horowitt, LLP as attorney-in-fact to transfer the Shares on the books of the Corporation with full power of substitution.

5. Due Authorization: The stock redemption described in this Agreement has been duly approved by proper corporate action.

6. Time of the Essence: Time is of the essence for performance of the obligations set forth in this Agreement.

7. Representations and Warranties of Seller: Seller represents and warrants to Buyer and this Agreement is made in reliance on the following:

(a) Seller owns, beneficially and of record, all Shares to be sold to Buyer hereunder and has good, marketable and indefeasible title to and full power of disposition over and has the full right to sell and transfer to the Buyer all Shares to be sold by Seller hereunder;

(b) Seller’s Shares are free of all liens, claims, debts or other encumbrances, and shall be free of all such liens, claims, debts or other encumbrances upon their transfer to the Buyer under this Agreement, save and except the lien created in favor of Fresno First Bank, which the parties will seek to exonerate under the terms of the Settlement Agreement to be executed concurrently with this Agreement; and,

(c) Seller has not personally obligated the Corporation by any transaction, agreement or event which is not reflected in the financial statements of the Corporation as of the Effective Date of this Agreement.

8. Seller Indemnity: The Corporation shall indemnify and defend Seller, to the highest extent permitted by law, from any claims that arise by virtue of her status as an officer and/or shareholder of Corporation. Corporation shall have the right to select counsel for the defense of any claim that may be brought against Seller which is to indemnify and defend pursuant to this provision, but with the approval of Seller, which shall not be unreasonably withheld.

9. Survival of Representations and Warranties: The representations, warranties and covenants of the parties to this Agreement shall survive the Closing and the redemption of the Shares described herein for a period of time one (1) year from the Effective Date.

10. Further Assurances: The parties hereto each hereby agree to make, execute and deliver such documents and undertake such other and further acts as may be reasonably necessary or convenient to carry out the intent of the parties to this Agreement.

11. Notices: Any notice required to be given, or appropriate, pursuant to this Agreement, by either party to the other, shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid or by e-mail to the other party, with a read and delivery receipt requested, with a copy delivered by first class mail, postage prepaid.

12. Binding Dispute Resolution. Any dispute or controversy between the parties to this Agreement regarding this Agreement resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration held pursuant to this provision shall be conducted by a retired judge of the California Superior Court or an attorney with no less than ten (10) years of experience with commercial litigation involving contract disputes. Any award shall be enforced pursuant to the California Arbitration Act

13. Litigation Costs: If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

14. ACKNOWLEDGMENT OF REPRESENTATION. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT COLEMAN & HOROWITT, LLP (“FIRM”) HAS DRAFTED THIS AGREEMENT ON BEHALF OF THE CORPORATION ONLY, AND DOES NOT REPRESENT THE SELLER AND HAS NOT PROVIDED LEGAL ADVICE TO THE SELLER. THE SELLER REPRESENTS AND WARRANTS THAT SHE HAS HAD ADEQUATE TIME AND OPPORTUNITY TO RETAIN COUNSEL OF HER CHOOSING TO REPRESENT HER IN CONNECTION WITH THIS AGREEMENT.

15. Governing Law/Venue: This Agreement shall be construed in accordance with, and governed by, the laws of the State of California and venue for any arbitration or litigation that may arise by virtue of this Agreement shall held be in Fresno County, California.

16. Inurement: This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, executors, personal representatives, successors and assigns.

17. Other Agreements Superseded; Entire Agreement: This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any condition or provision shall be enforceable unless made in writing. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any rights or remedies.

18. Interpretation: The subject headings of the paragraphs of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any of its provisions. This Agreement is the result of negotiations by and between the parties hereto and, therefore, shall not be construed in favor of or against either party hereto.

19. Severability: If any term of this Agreement is to any extent illegal, otherwise invalid, or incapable of being enforced, such term shall be excluded to the extent of such invalidity or unenforceability; all other terms hereof shall remain in full force and effect; and, to the extent permitted and possible, the invalid or unenforceable term shall be deemed replaced by a term that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term.

20. Modification/Waiver: No modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

21. Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. For purposes of this Agreement, a facsimile or electronically scanned signature shall be deemed as valid and enforceable as an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SELLER:

Date:
LILLIAN FLORES

CORPORATION:

Date:	7/6/2022	AMERIGUARD SECURITY SERVICES, INC.,
a California corporation

By:	/s/ Lawrence Garcia
LAWRENCE GARCIA President

Signatures continue on next page

SPOUSAL CONSENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, who is the spouse of a shareholder, Lillian Flores of Ameriguard Security Services, Inc. a California corporation (the “Company”), hereby agrees to be bound by the terms and conditions of the Stock Redemption Agreement set forth above.

Dated:	7/6/2022	/s/ Eric Flores
ERIC FLORES, Spouse of Lillian Flores

APPROVED AS TO FORM:

COLEMAN & HOROWITT, LLP		FENNEMORE DOWLING AARON

By:	/s/ DARRYL J. HOROWITT	By:
	DARRYL J. HOROWITT Attorneys for AMERIGUARD SECURITY SERVICES, INC.		JOHN W. PHILLIPS Attorneys for LILLIAN FLORES

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS
OF

AMERIGUARD SECURITY SERVICES, INC.,
A CALIFORNIA CORPORATION

The undersigned, being all the directors of AMERIGUARD SECURITY SERVICES, INC., (the “Corporation”), by unanimous written consent pursuant to authority granted by the California Corporations Code section 307(b), hereby adopt the following resolutions.

WHEREAS, LILLIAN FLORES currently owns four hundred fifty (450) shares of the capital stock of the Corporation and desires to have her shares redeemed by the Corporation; and

WHEREAS, there has been presented to and considered by the Board of Directors a “Stock Redemption Agreement” dated July 1, 2022, whereby the Corporation agrees to redeem said 450 shares for a redemption price of $2,884,950.00; and

WHEREAS, there has been presented to and considered by the Board of Directors a “Settlement Agreement” dated July 1, 2022, whereby the Corporation agrees to pay to Ms. Flores additional consideration in the amount of $500,000.00 in settlement of a dispute; and

WHEREAS, the total amount of $3,384,950.00, owing to Ms. Flores is evidenced by that certain “Promissory Note” dated July 1, 2022; and

WHEREAS, the Promissory Note shall be secured by that certain “Stock Pledge Agreement” dated July 1, 2022;

WHEREAS, Ms. Flores has submitted to the Board of Directors her resignation as a director and Chief Financial Officer of the corporation; and

WHEREAS, it is the opinion of the Board of Directors that this transaction is in the best interest of the Corporation and its shareholders; and

NOW, THEREFORE, BE IT RESOLVED, that the Stock Redemption Agreement, Settlement Agreement, Promissory Note and Stock Pledge Agreement in the form presented be, and they hereby are, approved;

RESOLVED FURTHER, that the President and Secretary of the Corporation be, and they hereby are, authorized and directed to execute the Stock Redemption Agreement, Promissory Note, Settlement Agreement and Stock Pledge Agreement for and on behalf of the Corporation, as necessary; and

RESOLVED FURTHER, that the Board of Directors accepts Ms. Flores’ resignation; and

RESOLVED FURTHER, that the officers and directors of the Corporation are authorized and directed to execute all further documents and carry out all further actions necessary and proper to carry out the intents and purposes of the above resolutions.

Dated:	7/6/2022	/s/ Lawrence Garcia
LAWRENCE GARCIA, Director

Dated:	7/7/2022	/s/ Mike Goosen
MIKE GOOSEN, Director

Dated:
DOUGLAS ANDERSON, Director

Dated:
LEO REIJNDERS, Director

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE SHAREHOLDERS

OF

AMERIGUARD SECURITY SERVICES, INC.,
A CALIFORNIA CORPORATION

The undersigned, being all of the shareholders of AMERIGUARD SECURITY SERVICES, a California corporation (the “Corporation”), acting by written consent without a meeting pursuant to Section 603 of the California Corporations Code, hereby adopt the following resolutions, effective as of July 1, 2022:

WHEREAS, the shareholders have reviewed the Action by Unanimous Written Consent of the Board of Directors of AMERIGUARD SECURITY SERVICES, INC., dated July 1, 2022, and have considered the proposed transactions described therein, namely the redemption by the corporation, for good and valuable consideration, the 450 shares of capital stock of the corporation currently standing in the name of LILLIAN FLORES, as well as additional consideration in settlement of a dispute; and

WHEREAS, it is the opinion of the shareholders that this transaction is fair and in the best interest of this corporation and its shareholders; and

NOW, THEREFORE, BE IT RESOLVED, the shareholders of the Corporation approve of the resolutions adopted by the Board of Directors on July 1, 2022.

Dated:	7/6/2022	/s/ Lawrence Garcia
LAWRENCE GARCIA, Shareholder

Dated:
LILLIAN FLORES, Shareholder

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE SHAREHOLDERS

OF

AMERIGUARD SECURITY SERVICES, INC.

A CALIFORNIA CORPORATION

The undersigned are, and together constitute, the board of directors and shareholders of AMERIGUARD SECURITY SERVICES, INC. (“Corporation”), and take the following actions by the undersigned unanimous written consent:

1.	RESOLVED that shareholder, LILLIAN FLORES, redeemed her four hundred fifty (450) shares of the common voting stock of the Corporation to the Corporation in a transaction dated July 1, 2022;

2.	RESOLVED that LAWRENCE GARCIA is now the only shareholder of the Corporation, owning 550 shares of capital stock of the Corporation, which represents one hundred percent (100%) of the issued and outstanding shares of the common voting stock of the Corporation;

3.	RESOLVED that LILLIAN FLORES has resigned and relinquished her title as Chief Financial Officer of the Corporation and has resigned and relinquished her position as Director of the Corporation;

4.	RESOLVED that the following are elected to the corporate offices set forth opposite their names below:

Chief Executive Officer:	Lawrence Garcia
Secretary:	Lawrence Garcia
Chief Financial Officer:	Michael Goosen

5.	RESOLVED that the following are hereby elected directors of the corporation to serve until the next annual meeting and until their successors are duly elected and qualified:

LAWRENCE GARCIA
MIKE GOOSEN
DOUGLAS ANDERSON
LEO REIJNDERS

Dated as of and effective as of July 1, 2022.

/s/ Lawrence Garcia	/s/ Lawrence Garcia
LAWRENCE GARCIA, Director	LAWRENCE GARCIA, Shareholder

/s/ Mike Goosen
MIKE GOOSEN, Director	DOUGLAS ANDERSON, Director

LEO REIJNDERS, Director